UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant's telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

We previously reported that we entered into a forbearance agreement with Wells Fargo Bank which required us to hire an independent financial advisor and, together with such advisor, to present Wells Fargo Bank, on or before May 25, 2016, a detailed plan for asset sales or equity capital yielding net cash proceeds of at least $2.5 million. On May 25, 2016, we and our financial advisor submitted such plan to Wells Fargo Bank. The plan outlines (i) the steps taken to restructure operations, sales and administrative functions, (ii) the timetable and alternative channels being considered for the private sale of equipment and (iii) the timetable and general terms of a potential private offering of equity or equity-based securities. The plan must be acceptable to our lenders in order for the forbearance period to remain in effect until July 10, 2016, or such later date as may be determined by the lenders in any future extension of the forbearance period.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: May 26, 2016	By:	/s/ Alya Hidayatallah
	Name:	Alya Hidayatallah
	Title:	Chief Financial Officer